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Exhibit 99.9

Isonics NeutroTest Explosive Detection Product Passes Further Business
and Technical Milestones During Executive Review

Division President Authorizes Production of New Informational Film to Demonstrate NeutroTest™ Capabilities and Applications to Market Constituency

        GOLDEN, Colo.—(BUSINESS WIRE)—November 22, 2004—Isonics Corporation (NASDAQ:ISON), committed to the development of next-generation technology for the homeland security and semiconductor markets, has announced that its NeutroTest™ explosive detection prototype device has continued to meet progress milestones, following a recent executive visit to the Berlin-based laboratories where the neutron-based portable detection unit is under development. The announcement was made by James E. Alexander, CEO of Isonics.

        Boris Rubizhevsky, president of Isonics' Homeland Security and Defense division, held meetings Nov. 15-18 with the management at IUT-Berlin, where he assessed the team's continued development milestones regarding NeutroTest™.

        "Due to the continued high level of interest in homeland security companies and related products, as well as ongoing requests from shareholders for information regarding Isonics' homeland security and defense division and the status of the NeutroTest™ prototype, Isonics' management believes it is important to provide continual progress reports in the interest of maintaining transparency with respect to our activities toward commercialization of the technology," said Mr. Rubizhevsky.

        Mr. Rubizhevsky also authorized commencement of production of an informational film on the NeutroTest™ explosive detection prototype device. The film, currently scheduled for completion next month, will be used for informational and marketing purposes to aid the Company's outreach to decision-makers in law enforcement, air travel security, first-responders as well as the defense sectors about capabilities and potential applications for the portable, handheld explosive detection device.

        "We anticipate using this informational film in various ways as we approach the security constituency in both civilian and military sectors during the marketing phase of NeutroTest™," said Mr. Rubizhevsky. "The film and other materials we intend to produce will be designed to clearly illustrate to the customer population some of the potential applications Isonics envisions for NeutroTest™.

        NeutroTest™ is being designed to serve as a modestly-priced portable detection device that will enable police officers, bomb squads, airport security personnel and other first-responders to quickly and easily evaluate suspicious objects, such as small suitcases, containers or other packages, to identify the presence of materials that may be indicative of potentially dangerous explosives. The device is based on neutron detection technology and in its next generations is expected to be able to identity drugs, and chemical and biological agents.

        Isonics additionally wishes to reiterate that no Company officers have sold stock during the high levels of market activity of recent months.

About Isonics Corporation

        Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics' Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company's Web site at http://www.isonics.com. A presentation about Isonics' NeutroTest™ explosive detection prototype can be found at http://www.tri103.com/isonics/madrid.pdf. A video demonstrating the functioning NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers.

        This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in—or suggested by—statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company's most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

  Isonics Corporation
  Boris Rubizhevsky, 303-279-7900
  or
  Investor Relations:
  Trilogy Capital Partners, Inc.
  Paul Karon, 800-342-1467
  paul@trilogy-capital.com

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Isonics NeutroTest Explosive Detection Product Passes Further Business and Technical Milestones During Executive Review